                                                                    EXHIBIT 99.1

NEWS RELEASE                           [CORRECTIONS CORPORATION OF AMERICA LOGO]

Contact: Karin Demler, Investor Relations, 615-263-3005

                       CORRECTIONS CORPORATION OF AMERICA
                       REPORTS 2003 THIRD QUARTER RESULTS

                      NET INCOME INCREASES TO $18.2 MILLION

         REVENUE INCREASES 10.0%             OPERATING INCOME IMPROVES 17.6%

NASHVILLE, Tenn. - November 5, 2003 - Corrections Corporation of America (NYSE:
CXW) (the "Company"), the nation's leading provider of private corrections, today reported its operating results for the three and nine month periods ended September 30, 2003.

FINANCIAL HIGHLIGHTS

THREE MONTHS ENDED SEPTEMBER 30, 2003 VS. 2002

For the third quarter of 2003, the Company generated net income available to common stockholders of $18.2 million, or $0.47 per diluted share, compared with net income available to common stockholders of $11.0 million, or $0.36 per diluted share, for the third quarter of 2002. Results for the third quarter of 2003 included a charge of approximately $2.6 million, or $0.07 per diluted share, associated with the Company's debt refinancing transactions completed during August 2003, as further described below. Results for the third quarter of 2002 included a charge of approximately $0.6 million, or $0.02 per diluted share for a change in fair value of derivative instruments.

Excluding the above-mentioned special items, the Company generated net income available to common stockholders of $20.8 million(1), or $0.54 per diluted share, for the third quarter of 2003, compared with net income available to common stockholders of $11.6 million, or $0.38 per diluted share, in the same period in the prior year, representing an increase of $0.16 per diluted share, or 42%. The effects of these special items are further illustrated in the following table:

                                                                                           THREE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                        2003               2002
                                                                                       -------            -------
Net income available to common stockholders                                            $18,201            $10,973
Expenses associated with debt refinancing and recapitalization transactions              2,552                 --
Change in fair value of derivative instruments                                              --                628
                                                                                       -------            -------
                                                                                       $20,753            $11,601
                                                                                       =======            =======

Per diluted share                                                                      $  0.54            $  0.38
                                                                                       =======            =======

Operating income for the third quarter of 2003 increased to $40.8 million compared with $34.7 million for the third quarter of 2002, an increase of 17.6%. EBITDA adjusted for special items ("Adjusted EBITDA")(1) for the third quarter of 2003 increased to $54.1 million compared with $48.0 million from the third quarter of 2002, representing an increase of 12.8%. The increases in Adjusted EBITDA and operating income were primarily the result of higher occupancy levels and operating margins, including contributions resulting from the opening of the McRae Correctional Facility in December 2002 and the acquisition of the Crowley County Correctional Facility in January 2003.


                                     -More-

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone 615-263-3000

CCA 2003 Third Quarter Results
November 5, 2003
Page 2


Adjusted free cash flow(1) for the third quarter of 2003 amounted to $27.3 million, unchanged from the third quarter 2002. The increase in cash generated from higher occupancy levels and operating margins was partially offset by an increase in cash used for investments in technology and facility improvements compared with the same period in the prior year. Readers should refer to the Calculation of Adjusted Free Cash Flow and Adjusted EBITDA following the financial statements herein.

NINE MONTHS ENDED SEPTEMBER 30, 2003 VS. 2002

For the nine months ended September 30, 2003, the Company generated net income available to common stockholders of $47.8 million, or $1.36 per diluted share, compared with a net loss available to common stockholders of $66.8 million, or $2.31 per diluted share, for the nine months ended September 30, 2002. Results for the nine months ended September 30, 2003, included the following special items:

         - A charge of approximately $6.7 million, or $0.19 per diluted share, associated with the Company's debt refinancing and recapitalization transactions completed during 2003;

         - A non-cash gain of $2.9 million, or $0.08 per diluted share, associated with the extinguishment of a promissory note issued during the second quarter of 2003 in connection with the final payment of the state court portion of the Company's 2001 stockholder litigation settlement. The gain was reflected as a change in fair value of derivative instruments because the determination of the note's value was based on changes in the trading price of the Company's common stock; and

         - A charge of approximately $4.5 million, or $0.12 per diluted share, for additional distributions paid to holders of series B preferred stock that tendered their shares in connection with the Company's tender offer during the second quarter of 2003. The additional distributions represented a tender premium over and above the regular dividend accruing on approximately 3.7 million shares that were tendered on May 13, 2003.

Results for the nine months ended September 30, 2002, included the following special items:

         - A charge of approximately $36.7 million associated with the Company's debt refinancing and recapitalization transactions completed during the second quarter of 2002;

         - A tax benefit of approximately $32.2 million resulting from the enactment in March 2002 of the "Job Creation and Worker Assistance Act," enabling the Company to carry back net operating losses from 2001 to offset taxable income generated in 1997 and 1996;

         - A favorable change in the fair value of derivative instruments of $2.8 million in accordance with Statement of Financial Accounting Standards No. 133; and

         - A non-cash charge of $80.3 million for the cumulative effect of accounting change for goodwill in accordance with Statement of Financial Accounting Standards No. 142.

Excluding these special items, during the first nine months of 2003, the Company generated net income available to common stockholders of $56.0 million, or $1.59 per diluted share, compared with $15.1 million, or $0.52 per diluted share, for the same period in the prior year. The effects of these special items are further illustrated in the following table:


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

CCA 2003 Third Quarter Results
November 5, 2003
Page 3


                                                                                             NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                         2003                 2002
                                                                                       --------             --------
Net income (loss) available to common stockholders                                     $ 47,763             $(66,751)
Expenses associated with debt refinancing and recapitalization transactions               6,687               36,670
Income tax benefit                                                                           --              (32,224)
Change in fair value of derivative instruments                                           (2,900)              (2,834)
Cumulative effect of accounting change                                                       --               80,276
Excess distributions to series B preferred stockholders                                   4,472                   --
                                                                                       --------             --------
                                                                                       $ 56,022             $ 15,137
                                                                                       ========             ========

Per diluted share                                                                      $   1.59             $   0.52
                                                                                       ========             ========

Operating income for the first nine months of 2003 increased to $124.0 million compared with $96.8 million for the first nine months of 2002. Excluding the special items, Adjusted EBITDA for the nine months ended September 30, 2003 increased to $163.3 million compared with $135.0 million for the same period in the prior year. Adjusted free cash flow also increased for the nine-month period ended September 30, 2003 to $83.9 million, compared with $62.2 million for the prior year period.

THIRD QUARTER 2003 DEBT REFINANCING TRANSACTIONS

In August 2003, the Company completed the sale and issuance of $200.0 million aggregate principal amount of senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The new senior notes, which are scheduled to mature May 1, 2011, were issued at a price of 101.125% of the principal amount of the notes, and pay interest at a rate of 7.5% per annum. Proceeds from the note offering, along with cash on hand, were used to pay-down approximately $240.3 million of the term loan portion of the senior bank credit facility. In connection with the pay-down, the Company also amended the senior bank credit facility to provide a $125.0 million revolving credit facility (increased from $75.0 million) that expires March 31, 2006, and a $275.0 million term loan expiring March 31, 2008. The interest rates applicable to the term portion of the facility were reduced to LIBOR + 2.75% from LIBOR + 3.50%. In addition, covenants under the amended facility provide greater operating flexibility.

Also during August 2003, the Company legally defeased the remaining $3.1 million outstanding 12% senior notes. Under the terms of the indenture governing such notes, the notes were deemed to have been repaid in full.

IRS AUDIT RESOLUTION

As previously disclosed in the Company's periodic public filings with the SEC, during 2001 the Internal Revenue Service completed an audit of the Company's 2000 federal income tax return and proposed a significant adjustment that would have required the Company to pay approximately $56.0 million in cash plus penalties and interest. The Company protested the finding with the Appeals Office of the IRS and did not establish a reserve for this matter because the Company believed the proposed adjustment was without merit. During October 2003, the Appeals Office of the IRS notified the Company that it had withdrawn the proposed adjustment and accordingly closed the audit with no material impact to the Company.


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CCA 2003 Third Quarter Results
November 5, 2003
Page 4


OPERATIONS HIGHLIGHTS

For the quarters ended September 30, 2003 and 2002, key operating statistics for continuing operations were as follows:

                                                       THREE MONTHS ENDED SEPTEMBER 30,
                  Metric                                 2003                   2002
                                                      ----------             ----------
Average Available Beds                                    58,732                 56,924
Average Compensated Occupancy                               93.7%                  90.2%
Total Compensated Man-Days                             5,063,682              4,725,712

Revenue per Compensated Man-Day                       $    50.82             $    49.60
                                                      ----------             ----------
Operating Expense per Compensated Man-Day:
   Fixed                                                   28.00                  27.41
   Variable                                                10.12                  10.50
                                                      ----------             ----------
   Total                                                   38.12                  37.91
                                                      ----------             ----------

Operating Margin per Compensated Man-Day              $    12.70             $    11.69
                                                      ==========             ==========

Operating Margin                                            25.0%                  23.6%

Total revenue for the three months ended September 30, 2003 increased 10.0% to $263.4 million from $239.4 million in the prior year. Total compensated man-days increased to 5.1 million from 4.7 million, while average compensated occupancy for the quarter increased to 93.7% from 90.2% in the prior year third quarter. Revenue per compensated man-day for the third quarter of 2003 increased to $50.82 compared with $49.60 in the prior year third quarter.

Operating margins increased to $12.70 per compensated man-day in the third quarter of 2003 from $11.69 per compensated man-day in the prior year third quarter, while operating margins improved to 25.0% compared with 23.6%. The higher margins were driven by increasing occupancy levels, increases in per-diem rates at a number of facilities and strong expense control. Total operating expenses per man-day increased $0.21 over the prior year comparable quarter while variable expenses actually declined $0.38 per man-day from the prior year due primarily to reductions achieved in the areas of food and medical expense.

BUSINESS DEVELOPMENT HIGHLIGHTS

On September 10, 2003, the Company announced its intention to expand the Crowley County Correctional Facility located in Olney Springs, Colorado by 624 beds, increasing the total design capacity to 1,824 beds. The anticipated cost of the expansion is approximately $22 million and is estimated to be completed during the third quarter of 2004. The expansion is being undertaken in anticipation of increasing demand from Colorado and Wyoming.

In addition, the Company previously announced its intention to complete the construction of the Stewart County Detention Center located in Stewart County, Georgia. The anticipated cost to complete the facility is approximately $19 million with completion also estimated to occur during the third quarter of 2004. The Company's decision to complete the project is based on anticipated demand from several government customers having a need for inmate bed capacity in the Southeast region of the country.


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

CCA 2003 Third Quarter Results
November 5, 2003
Page 5


On October 2, 2003, the Company announced a new contract with the United States Immigration and Customs Enforcement agency ("ICE") for up to 905 detainees at its Houston Processing Center located in Houston, Texas. The Company also announced its intention to expand the facility by 494 beds, increasing its design capacity to 905 beds. The anticipated cost of expansion is approximately $29 million and is estimated to be completed during the first quarter of 2005. The expansion is being undertaken as a result of the ICE contract, which contains a guarantee that ICE will utilize 679 beds when the expansion is completed.

On October 30, 2003, the Company announced a new contract with the Department of Corrections in the State of Indiana to manage up to 1,000 medium security male inmates. The eight-year contract will replace an existing contract between the Company and Indiana, retroactive to January 1, 2003. The Company currently manages an Indiana population of approximately 650 inmates in its Otter Creek Correctional Center in Wheelwright, Kentucky. The new contract provisions are comparable to the Company's existing contract with Indiana. The contract does not guarantee any inmates in addition to the number of inmates the Company currently manages, nor does it guarantee that the Company will continue to manage the existing level of inmates.

Commenting on the Company's results, President and CEO John Ferguson stated, "The results for the third quarter clearly reflect the outcomes of our business development and cost control initiatives of the past two years. Earnings are up substantially while occupancies and operating margins continue to improve. Our efforts with respect to the balance sheet are also bearing results as we now have the ability to invest in new opportunities such as the recently announced Crowley, Stewart and Houston opportunities. Looking ahead, although there are always challenges to face, we strongly believe that the long-term fundamentals for our industry remain positive."

FUTURE FINANCIAL GUIDANCE

The Company expects operating income for the fourth quarter 2003 to be in the range of $39.0 to $42.0 million, with estimates for the full year of 2003 in the range of $163.0 to $166.0 million.

SUPPLEMENTAL FINANCIAL INFORMATION

The Company has made available on its website supplemental financial information and other data for the third quarter of 2003. The Company does not undertake any obligation, and disclaims any duty, to update any of the information disclosed in this report. You may access this information through the Company's website at www.correctionscorp.com/investor.

WEBCAST TODAY

Corrections Corporation of America will webcast its third quarter earnings conference call today at 3:00 p.m Eastern Time/2:00 p.m. Central Time. Investors and the media are invited to listen to the call through the Company's website, www.correctionscorp.com/investor, under "Webcasts and Conference Calls." A telephonic replay will be available beginning at approximately 5:00 p.m. Central Time today, through November 12, 2003. The replay number is 1-800-405-2236, confirmation code 556547. A replay of the conference call will also be available on the Company's website at www.correctionscorp.com/investor, under "Webcasts and Conference Calls."


                                     -More-

CCA 2003 Third Quarter Results
November 5, 2003
Page 6


ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. The Company currently operates 59 facilities, including 38 company-owned facilities, with a total design capacity of approximately 59,000 beds in 20 states and the District of Columbia. The Company specializes in owning, operating, and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of new prison facilities and the renewal of existing contracts; and (iii) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the SEC.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.


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

CCA 2003 Third Quarter Results
November 5, 2003
Page 7

               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             SEPTEMBER 30,          December 31,
                                        ASSETS                                   2003                   2002
                                        ------                               -------------          ------------
Cash and cash equivalents                                                     $   68,943             $   65,406
Restricted cash                                                                   12,796                  7,363
Accounts receivable, net of allowance                                            139,478                119,197
Income tax receivable                                                                 59                 32,499
Prepaid expenses and other current assets                                          6,949                 12,299
Current assets of discontinued operations                                          1,158                 17,583
                                                                              ----------             ----------
         Total current assets                                                    229,383                254,347

Property and equipment, net                                                    1,580,571              1,551,781

Investment in direct financing lease                                              17,907                 18,346
Goodwill                                                                          20,294                 20,902
Other assets                                                                      35,562                 28,211
Non-current assets of discontinued operations                                         --                    484
                                                                              ----------             ----------

         Total assets                                                         $1,883,717             $1,874,071
                                                                              ==========             ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
                        ------------------------------------

Accounts payable and accrued expenses                                         $  155,534             $  151,516
Income tax payable                                                                 3,600                  3,685
Distributions payable                                                                150                  5,330
Current portion of long-term debt                                                  2,914                 23,054
Current liabilities of discontinued operations                                     1,690                  2,381
                                                                              ----------             ----------
         Total current liabilities                                               163,888                185,966

Long-term debt, net of current portion                                         1,004,128                932,905
Other liabilities                                                                 21,817                 21,202
                                                                              ----------             ----------
         Total liabilities                                                     1,189,833              1,140,073
                                                                              ----------             ----------

Commitments and contingencies

Preferred stock - $0.01 par value:
   Series A - stated at liquidation preference of $25.00 per share                 7,500                107,500
   Series B - stated at liquidation preference of $24.46 per share                23,528                107,831
Common stock - $0.01 par value                                                       350                    280
Additional paid-in capital                                                     1,439,587              1,343,066
Deferred compensation                                                             (1,913)                (1,604)
Retained deficit                                                                (774,348)              (822,111)
Accumulated other comprehensive loss                                                (820)                  (964)
                                                                              ----------             ----------
         Total stockholders' equity                                              693,884                733,998
                                                                              ----------             ----------

         Total liabilities and stockholders' equity                           $1,883,717             $1,874,071
                                                                              ==========             ==========


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CCA 2003 Third Quarter Results
November 5, 2003
Page 8


               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                      FOR THE THREE MONTHS               FOR THE NINE MONTHS
                                                                       ENDED SEPTEMBER 30,               ENDED SEPTEMBER 30,
                                                                   --------------------------        --------------------------
                                                                     2003             2002             2003             2002
                                                                   ---------        ---------        ---------        ---------
REVENUE:
  Management and other                                             $ 262,486        $ 238,558        $ 765,080        $ 692,945
  Rental                                                                 945              884            2,797            2,781
                                                                   ---------        ---------        ---------        ---------
                                                                     263,431          239,442          767,877          695,726
                                                                   ---------        ---------        ---------        ---------
EXPENSES:
  Operating                                                          199,654          183,351          575,455          537,341
  General and administrative                                           9,819            8,127           29,366           23,662
  Depreciation and amortization                                       13,157           13,268           39,106           37,893
                                                                   ---------        ---------        ---------        ---------
                                                                     222,630          204,746          643,927          598,896
                                                                   ---------        ---------        ---------        ---------

OPERATING INCOME                                                      40,801           34,696          123,950           96,830
                                                                   ---------        ---------        ---------        ---------

OTHER (INCOME) EXPENSE:
  Equity in (earnings) loss of joint venture                             (88)              90              (44)              63
  Interest expense, net                                               19,078           17,959           56,459           69,377
  Expenses associated with debt refinancing and
    recapitalization transactions                                      2,552               --            6,687           36,670
  Change in fair value of derivative instruments                          --              628           (2,900)          (2,834)
  (Gain) loss on disposal of assets                                       (6)               6              (21)              57
  Unrealized foreign currency transaction gain                           (49)            (115)            (199)            (442)
                                                                   ---------        ---------        ---------        ---------
                                                                      21,487           18,568           59,982          102,891
                                                                   ---------        ---------        ---------        ---------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                            19,314           16,128           63,968           (6,061)

   Income tax (expense) benefit                                         (277)             375             (107)          33,263
                                                                   ---------        ---------        ---------        ---------

INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE                                                  19,037           16,503           63,861           27,202

   Income (loss) from discontinued operations, net of taxes               --             (238)          (1,692)           1,897
   Cumulative effect of accounting change                                 --               --               --          (80,276)
                                                                   ---------        ---------        ---------        ---------

NET INCOME (LOSS)                                                     19,037           16,265           62,169          (51,177)

  Distributions to preferred stockholders                               (836)          (5,292)         (14,406)         (15,574)
                                                                   ---------        ---------        ---------        ---------

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                 $  18,201        $  10,973        $  47,763        $ (66,751)
                                                                   =========        =========        =========        =========

BASIC EARNINGS (LOSS) PER SHARE:
  Income from continuing operations before cumulative effect
    of accounting change                                           $    0.53        $    0.41        $    1.57        $    0.42
  Income (loss) from discontinued operations, net of taxes                --            (0.01)           (0.05)            0.07
  Cumulative effect of accounting change                                  --               --               --            (2.90)
                                                                   ---------        ---------        ---------        ---------
    Net income (loss) available to common stockholders             $    0.53        $    0.40        $    1.52        $   (2.41)
                                                                   =========        =========        =========        =========

DILUTED EARNINGS (LOSS) PER SHARE:
  Income from continuing operations before cumulative effect
    of accounting change                                           $    0.47        $    0.37        $    1.41        $    0.40
  Income (loss) from discontinued operations, net of taxes                --            (0.01)           (0.05)            0.07
  Cumulative effect of accounting change                                  --               --               --            (2.78)
                                                                   ---------        ---------        ---------        ---------
    Net income (loss) available to common stockholders             $    0.47        $    0.36        $    1.36        $   (2.31)
                                                                   =========        =========        =========        =========


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
CCA 2003 Third Quarter Results
November 5, 2003
Page 9

               CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                CALCULATION OF ADJUSTED FREE CASH FLOW AND EBITDA
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                                            ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
                                                                          -----------------------       ------------------------
                                                                            2003           2002           2003           2002
                                                                          --------       --------       --------       ---------
Pre-tax income (loss) available to common stockholders                    $ 18,478       $ 10,598       $ 47,870       $(100,014)
Expenses associated with debt refinancing and recapitalization
  transactions                                                               2,552             --          6,687          36,670
Cumulative effect of accounting change                                          --             --             --          80,276
Income taxes paid                                                             (228)            --         (1,729)         (4,110)
Depreciation and amortization                                               13,157         13,268         39,106          37,893
Depreciation and amortization for discontinued operations                       --            309          1,074           2,941
Income tax expense for discontinued operations                                  --            125             --             600
Amortization of debt costs and other non-cash interest                       2,089          1,313          5,707          10,436
Change in fair value of derivative instruments                                  --            628         (2,900)         (2,834)
Series B preferred stock dividends satisfied with series B preferred
  stock and non-recurring tender premium                                       686          3,142         10,476           9,124
Maintenance capital expenditures                                            (9,435)        (2,132)       (22,355)         (8,826)
                                                                          --------       --------       --------       ---------
ADJUSTED FREE CASH FLOW                                                   $ 27,299       $ 27,251       $ 83,936       $  62,156
                                                                          ========       ========       ========       =========


                                                                        FOR THE THREE MONTHS               FOR THE NINE MONTHS
                                                                         ENDED SEPTEMBER 30,               ENDED SEPTEMBER 30,
                                                                      -----------------------         ---------------------------
                                                                       2003            2002             2003               2002
                                                                      -------        --------         ---------         ---------
Net income (loss)                                                     $19,037        $ 16,265         $  62,169         $ (51,177)
Interest expense, net                                                  19,078          17,959            56,459            69,377
Depreciation and amortization                                          13,157          13,268            39,106            37,893
Income tax expense (benefit)                                              277            (375)              107           (33,263)
Cumulative effect of accounting change                                     --              --                --            80,276
(Income) loss from discontinued operations, net of taxes                   --             238             1,692            (1,897)
                                                                      -------        --------         ---------         ---------
EBITDA                                                                 51,549          47,355           159,533           101,209

Expenses associated with debt refinancing and recapitalization
  transactions                                                          2,552              --             6,687            36,670
Change in fair value of derivative instruments                             --             628            (2,900)           (2,834)
                                                                      -------        --------         ---------         ---------
ADJUSTED EBITDA                                                       $54,101        $ 47,983         $ 163,320         $ 135,045
                                                                      =======        ========         =========         =========

(1) Net income, excluding certain special items; Adjusted EBITDA; and Adjusted free cash flow are non-GAAP financial measures. The Company believes that net income, excluding special items; Adjusted EBITDA; and Adjusted free cash flow are important operating measures that supplement discussion and analysis of the Company's results of operations, and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis as that used by management.

Management and investors review both the Company's overall performance (including GAAP EPS; net income excluding special items; and Adjusted free cash flow) and the operating performance of the Company's correctional facilities (Adjusted EBITDA). Adjusted EBITDA is useful as a supplemental measure of the performance of the Company's correctional facilities because it does not take into account depreciation and amortization or the impact of the Company's financing strategies or tax provisions. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company's correctional facilities, management believes that assessing performance of the Company's correctional facilities without the impact of depreciation or amortization is useful. The calculation of Adjusted free cash flow substitutes capital expenditures incurred to maintain the functionality and condition of the Company's correctional facilities in lieu of a provision for depreciation; Adjusted free cash flow also excludes certain other non-cash expenses that do not affect the Company's ability to service debt.

The Company may make adjustments to Adjusted EBITDA and Adjusted free cash flow from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Other companies may calculate Adjusted EBITDA and Adjusted free cash flow differently than the Company does, and therefore comparability may be limited. Adjusted EBITDA and Adjusted free cash flow are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of the Company's operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company's consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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